                                                               [GRAPHIC OMITTED]
FOR IMMEDIATE RELEASE

COMPANY CONTACT:
Jennifer Carberry
NYFIX, Inc.
(203) 425-8000 or
info@nyfix.com
WWW.NYFIX.COM

       NYFIX TO DELAY FILING OF ITS FIRST QUARTER 2005 REPORT ON FORM 10-Q

STAMFORD, CT, MAY 10, 2005: NYFIX, INC. (NASDAQ:  NYFXE), A LEADER IN TECHNOLOGY
SOLUTIONS FOR the financial marketplace,  today announced that it will delay the filing of its first quarter 2005 report on Form 10-Q for the quarter ended March
31, 2005 currently due May 10, 2005. As previously announced by the Company, the delay is a result of its expectation to restate its audited financial statements after a review of previously issued stock options. The Company is in the process of restating its audited  financials  for the years ended  December 31, 2003 and
2002 included in its 2004 Annual  Report on Form 10-K and is evaluating  whether it needs to restate its unaudited  results for the first three quarters of 2004.
Inasmuch as the adjustments  primarily  relate to non-cash items,  the resulting restatement will have no material effect on the Company's  current cash position or cash flows from operations.

The Company  intends to  exercise  its best  efforts to resolve the  outstanding items and file its first quarter 2005 Report on Form 10-Q as soon as possible.

ABOUT NYFIX, INC.

NYFIX,  INC.  is an  established  provider  to the  domestic  and  international financial  markets  of  trading  workstations,  middle-office  trade  automation technologies and trade communication  technologies.  Our NYFIX Network is one of the industry's  largest networks,  connecting  broker-dealers,  institutions and exchanges.  In addition to our headquarters in Stamford, we have offices on Wall
Street in New York City, in London's Financial District,  in Chicago, and in San
Francisco.  We operate redundant data centers in the northeastern  United States with additional data center hubs in London,  Amsterdam, Hong Kong and Tokyo. For more information, please visit www.nyfix.com and www.javtech.com.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors  created  thereby.  Investors are cautioned that all forward-looking  statements  involve risks and  uncertainty,  including  without limitation,  the  ability of the  Company to market and  develop  its  products.
Although   the   Company   believes   that  the   assumptions   underlying   the
forward-looking   statements  contained  herein  are  reasonable,   any  of  the
assumptions could be inaccurate,  and therefore,  there can be no assurance that the  forward-looking  statements included in this press release will prove to be
accurate.   In  light  of  the   significant   uncertainties   inherent  in  the
forward-looking  statements  included herein,  the inclusion of such information should not be regarded as a  representation  by the Company or any other  person that the objectives and plans of the Company will be achieved.